
                                                                         NSAR ITEM 77O
                                                           VK California Value Municipal Income Fund
                                                                      10f-3 Transactions

  UNDERWRITING #             UNDERWRITING             PURCHASED FROM   AMOUNT OF SHARES  % OF UNDERWRITING  DATE OF PURCHASE
                                                                          PURCHASED
         1          Virgin Island Public Financing     PaineWebber         3,000,000          1.005%            11/10/99
         2                L.A. DWAP Elec. Rev          J.P. Morgan         2,000,000          0.594%            02/16/00


Underwriting Participants:

Underwriters for #1                         Underwriters for #2
-------------------                         -------------------
Morgan Stanley & Co. Incorporated           Goldman, Sachs & Co.
Roosevelt & Cross                           Bear, Stearns & Co. Inc.
                                            PaineWebber
                                            Bank of America
                                            EJ Dela Rosa
                                            Merrill Lynch & Co.
                                            Morgan Stanley & Co. Incorporated
                                            Salomon Smith Barney
                                            Muriel Siebert & Co.